As filed with the Commission on March 28, 2008

                                              Securities Act File No. 333-149617

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               Amendment No. 1 to

                                    Form S-1
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            PICKFORD MINERALS, INC.
             (Exact name of registrant as specified in its charter)

                                     Nevada
         (State or Other Jurisdiction of Incorporation or Organization)

                                      1000
            (Primary Standard Industrial Classification Code Number)

                                   98-0471927
                      (I.R.S. Employer Identification No.)

                         888 3rd Street SW, Suite 1000
                           Calgary, Alberta  T2P 5C5
                                  403.561.9535
         (Address and telephone number of principal executive offices)

                             Laughlin International
                               2533 Carson Street
                           Carson City, Nevada 89706
                                  775.883.8484
           (Name, address and telephone number of agent for service)

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [  ]                       Accelerated filer [  ]
Non-accelerated filer [  ]                         Smaller reporting company [X]
(Do not check if a smaller reporting company)

                        CALCULATION OF REGISTRATION FEE
================================================================================
Title of Each  Proposed          Proposed       Proposed
Class of       Maximum           Maximum        Maximum         Amount of
Securities to  Number of Shares  Offering Price Aggregate       Registration
be Registered  to be Registered  per Share (1)  Offering Price  Fee
--------------------------------------------------------------------------------

Common Stock         2,000,000   $        0.05  $     100,000   $      3.93
--------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act and based upon 2,000,000 shares of common stock to be sold in this offering.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A) MAY DETERMINE.

                                EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-149617) is being filed solely to amend the registrant's telephone number appearing on the cover page of the Registration Statement. This Amendment No. 1 does not modify any provision of the Prospectus constituting Part I or Part II of the Registration Statement. Accordingly, the Prospectus and Part II have not been included in this Amendment No. 1.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 Registration Statement and authorized this registration to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Alberta on March 28, 2008.

                                     PICKFORD MINERALS, INC.



                                     /s/ Fidel Thomas
                                     By:  Fidel Thomas
                                     President, Chief Executive Officer
                                     Chief Financial Officer,
                                     Principal Accounting Officer and a director

     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

                               POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Fidel Thomas, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.




Date:  March 28, 2008                /s/ Fidel Thomas
                                     By:  Fidel Thomas
                                     President, Chief Executive Officer
                                     Chief Financial Officer,
                                     Principal Accounting Officer and a director



Date:  March 28, 2008                /s/ Alfonso Quijada
                                     By:  Alfonso Quijada
                                     Chief Operations Officer and a director